Exhibit 10.18

Exclusive Option Agreement

This Exclusive Option Agreement (“this Agreement”) is executed by and among the Parties below as of September 6, 2018, in Guangzhou, the People’s Republic of China (“China” or “PRC”):

Party A: Puyi Enterprises Management Consulting Co., Ltd., a wholly foreign-owned enterprise duly registered in China, with its address at Rm 2611 (Self-Numbered No. 8), 26/F, Southwest Jiaotong University Innovation Building, 111 North 1st Section, 2nd Ring Road, Jinniu District, Chengdu, Sichuan Province.

Party B: Haifeng Yu, a citizen of the China with Chinese identification No.: 410103197407181353;

Party C: Yuanfen Yang, a citizen of the China with Chinese identification No.: 510107197408210928;

(Party B and Party C, individually, a “Shareholder”, and together, the “Shareholders”)

AND

Party D: Chengdu Puyi Bohui Information Technology Co., Ltd. (the “Target Company”), a limited liability company organized and existing under the laws of China, with its address at 1/F Bldg. 10, No. 16, 4th Section, South of 2nd Ring Road, Xiaojiahe, High-Tech Zone, Chengdu, P.R.C.

In this Agreement, each of Party A, Party B, Party C and Party D shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.	Party B is a shareholder of Target Company and holds 99.06% of the equity interest in Target Company; Party C is a Shareholder of Target Company and holds 0.94% of the equity interest in Target Company; the Shareholders hold 100% of the equity interest in Target Company;

2.	The Shareholders agree to grant Party A an exclusive option right through this Agreement, and Party A agrees to accept such exclusive option right to purchase all or any equity interest held by a Shareholder in Target Company.

Exclusive Option Agreement

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.	Sale and Purchase of Equity Interest

1.1	Option Granted

The Shareholders hereby irrevocably grant Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase their equity interests in Target Company now or then held by the Shareholders (regardless whether the Shareholders’ capital contributions and/or percentage of shareholding is changed or not in the future) once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by PRC laws and regulations, and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”).

Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of the Shareholders. Target Company hereby agrees to the grant by the Shareholders of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or any other type of economic entity.

1.2	Exercise of Equity Interest Purchase Option

1.2.1	Subject to the provisions of the PRC laws and regulations, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to a Shareholder (the “Equity Interest Purchase Option Notice”), specifying: (a) Party A’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased from a Shareholder (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests.

1.2.2	The purchase price of the Optioned Interests (the “Base Price”) shall be RMB 10, or the minimum price then permitted by the PRC laws and regulations if such lowest price is higher than RMB 10. If appraisal is required by the PRC laws and regulations at the time when Party A exercises the Equity Interest Purchase Option, the Parties shall negotiate in good faith and based on the appraisal result make necessary adjustment to the Equity Interest Purchase Price so that it complies with any and all then applicable PRC laws and regulations (collectively, the “Equity Interest Purchase Price”).

1.2.3	Shareholders agree, upon receiving the Equity Interest Purchase Price, to return the Equity Interest Purchase Price to Party A’s offshore parent company Puyi Inc. (“Party A’s Parent Company”)

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1.4	Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1	A Shareholder shall cause Target Company to promptly convene a shareholders meeting, at which a resolution shall be adopted approving the Shareholder’s transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2	A Shareholder shall obtain written statements from the other shareholder of Target Company giving consent to the transfer of the equity interest to Party A and/or the Designee(s) and waiving any right of first refusal related thereto.

1.4.3	A Shareholder shall execute a share transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.4	The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests.

For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement and a Shareholders’ Equity Pledge Agreement. “Shareholders’ Equity Pledge Agreement” as used in this Section and this Agreement shall refer to the Equity Pledge Agreement (Attachment 1) executed by and among Party A, a Shareholder, and Target Company on the date of this Agreement, whereby the Shareholders pledge all of their equity interests in Target Company to Party A, in order to guarantee Target Company’s performance of its obligations under the Exclusive Technical and Consulting Services Agreement executed by and between Target Company and Party A (Attachment 2).

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2.	Covenants

2.1	Covenants regarding Target Company

Target Company hereby covenant as follows:

2.1.1	Without the prior written consent of Party A or Party’s Parent Company, they shall not in any manner supplement, change or amend the articles of association and bylaws of Target Company, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2	They shall maintain Target Company’s corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs;

2.1.3	Without the prior written consent of Party A or Party A’s Parent Company, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Target Company or legal or beneficial interest in the business or revenues of Target Company, or allow the encumbrance thereon of any security interest;

2.1.4	Without the prior written consent of Party A or Party A’s Parent Company, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained;

2.1.5	They shall always operate all of Target Company’s businesses during the ordinary course of business to maintain the asset value of Target Company and refrain from any action/omission that may affect Target Company’s operating status and asset value;

2.1.6	Without the prior written consent of Party A or Party A’s Parent Company, they shall not cause Target Company to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB5 million shall be deemed a major contract);

2.1.7	Without the prior written consent of Party A or Party A’s Parent Company, they shall not cause Target Company to provide any person with any loan or credit;

2.1.8	They shall provide Party A with information on Target Company’s business operations and financial condition at Party A’s request;

2.1.9	If requested by Party A, they shall procure and maintain insurance in respect of Target Company’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

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2.1.10	Without the prior written consent of Party A or Party A’s Parent Company, they shall not cause or permit Target Company to merge, consolidate with, acquire or invest in any person;

2.1.11	They shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Target Company’s assets, business or revenue;

2.1.12	To maintain the ownership by Target Company of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.1.13	Without the prior written consent of Party A or Party A’s Parent Company, they shall ensure that Target Company shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Target Company shall immediately distribute all distributable profits to its Shareholders; and

2.1.14	At the request of Party A, they shall appoint any persons designated by Party A as the director and/or executive director of Target Company.

2.2	Covenants of the Shareholders and Target Company

Shareholders and Target Company hereby covenant as follows:

2.2.1	Without the prior written consent of Party A or Party A’s Parent Company, they shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Target Company held by the Shareholders, or allow the encumbrance thereon of any security interest, except for the pledge placed on these equity interests in accordance with the Shareholders’ Equity Pledge Agreement (Attachment 1);

2.2.2	The Shareholders shall cause the shareholders’ meeting and/or the board of directors and/or executive director of Target Company not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Target Company held by a Shareholder, or allow the encumbrance thereon of any security interest, without the prior written consent of Party A, except for the pledge placed on these equity interests in accordance with the Shareholders’ Equity Pledge Agreement (Attachment 1) entered into with Party A and Target Company;

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2.2.3	The Shareholders shall cause the shareholders’ meeting or the board of directors and/or executive director of Target Company not to approve the merger or consolidation with any person, or the acquisition of or investment in any person, without the prior written consent of Party A or Parent A’s Parent Company;

2.2.4	The Shareholders shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Target Company held by a Shareholder;

2.2.5	They shall cause the shareholders’ meeting or the board of directors and/or executive director of Target Company to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Party A;

2.2.6	To the extent necessary to maintain the Shareholders’ ownership in Target Company, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

2.2.7	They shall appoint any designee of Party A as the director and/or executive director of Target Company, at the request of Party A;

2.2.8	At the request of Party A at any time, a Shareholder shall promptly and unconditionally transfer its equity interests in Target Company to Party A’s Designee(s) in accordance with the Equity Interest Purchase Option under this Agreement, and the Shareholder hereby waives its right of first refusal (if any) to the share transfer by the other existing shareholder of Target Company (if any); and

2.2.9	The Shareholders shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among the Shareholders, Target Company and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that a Shareholder has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under the Shareholders’ Equity Pledge Agreement (Attachment 1) or under the Power of Attorney granted in favor of Party A (Attachment 3 and Attachment 4), the Shareholder shall not exercise such rights except in accordance with the written instructions of Party A.

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3.	Representations and Warranties

The Shareholders and Target Company hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1	They have the authority to execute and deliver this Agreement and any share transfer contracts to which they are a Party concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Agreement”), and to perform their obligations under this Agreement and any Transfer Agreement. The Shareholders and Target Company agree to enter into Transfer Agreement consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Agreement to which a Shareholder and Target Company are the parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2	The execution and delivery of this Agreement or any Transfer Agreement and the obligations under this Agreement or any Transfer Agreement shall not: (i) cause any violation of any applicable laws of China; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Target Company; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.3	A Shareholder has a good and merchantable title to the equity interests in Target Company he or she holds. Except for the Shareholders’ Equity Pledge Agreement (Attachment 1) entered into with Party A and Target Company, the Shareholder has not placed any security interest on such equity interests;

3.4	Target Company has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.5	Target Company does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Party A for which Party A’s written consent has been obtained;

3.6	Target Company has complied with all the PRC laws and regulations applicable to asset acquisitions; and

3.7	There is no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Target Company, assets of Target Company or Target Company.

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4.	Effectiveness and Termination of This Agreement

4.1	This Agreement shall become effective upon the date hereof, after being executed or sealed by the Parties or executed by their legal representatives.

4.2	This Agreement shall be terminated after all the equity interest in Target Company held by the Shareholders and/or all the assets of Target Company have been legally transferred to Party A and/or its designee in accordance with this Agreement. Notwithstanding the above provision, Party A shall in any event be entitled to terminate this Agreement by prior written notice to the Shareholders and Target Company thirty (30) days in advance, and Party A shall not be held liable for default in respect of the unilateral termination of this Agreement.

5.	Governing Law and Resolution of Disputes

5.1	Governing law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

5.2	Dispute Resolution

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China Nansha International Arbitration Centre for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Guangzhou, China, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

6.	Taxes and Fees

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the PRC laws and regulations in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

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7.	Notice

7.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

7.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Puyi Enterprises Management Consulting Co., Ltd.

Address:	Rm 2611 (Self-Numbered No. 8), 26/F, Southwest Jiaotong University Innovation Building, 111 North 1st Section, 2nd Ring Road, Jinniu District, Chengdu, Sichuan Province
Attn:	Haifeng Yu
Phone:	028-86616229

Party B: Haifeng Yu

Address:	No. 3, Yi Shan Street, Luogang District, Guangzhou
Phone:	(86) 13688886006

Party C: Yuanfen Yang

Address:	No. 2704, Unit 2, Building 1, No. 323, BeiSen Road, Qingyang District, Chengdu
Phone:	(86) 13880082529

Party D: Chengdu Puyi Bohui Information Technology Co., Ltd.

Address:	1/F Bldg. 10, No. 16, 4th Section, South of 2nd Ring Road, Xiaojiahe, High-Tech Zone, Chengdu, P.R.C.
Representative:	Haifeng Yu
Phone:	028-86616229

7.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

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8.	Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

9.	Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	Miscellaneous

10.1	Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

10.2	Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

10.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

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10.4	Language

This Agreement is written in both Chinese and English language in four (4) copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

10.5	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.6	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

10.7	Survival

10.7.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

10.7.2	The provisions of Sections 5, 7, 8 and this Section 10.7 shall survive the termination of this Agreement.

10.8	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

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Exclusive Option Agreement

IN WITNESS WHEREOF, the Parties have executed, or caused their respectively duly authorized representatives to execute, this Exclusive Option Agreement as of the date first above written.

Party A: Puyi Enterprises Management Consulting Co., Ltd.

By:	/s/ Yu Haifeng
Legal Representative: Yu Haifeng

Party B: Yu Haifeng

By:	/s/ Yu Haifeng

Party C: Yang Yuanfen

By:	/s/ Yang Yuanfen

Party D: Chengdu Puyi Bohui Information Technology Co., Ltd.

By:	/s/ Yu Haifeng
Legal Representative: Yu Haifeng

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Attachments

1.	The Equity Pledge Agreement entered into among Puyi Enterprises Management Consulting Co., Ltd., Haifeng Yu, Yuanfeng Yang, and Chengdu Puyi Bohui Information Technology Co., Ltd. on September 6, 2018

2.	The Exclusive Technical and Consulting Services Agreement entered into between Puyi Enterprises Management Consulting Co., Ltd. and Chengdu Puyi Bohui Information Technology Co., Ltd. on September 6, 2018

3.	The Power of Attorney executed by Haifeng Yu on September 6, 2018

4.	The Power of Attorney executed by Yuanfen Yang on September 6, 2018

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